EXHIBIT 99.1

For Release June 6 – 6:30 am	Contact: Peg Lupton
Ethan Allen
(203) 743-8234

Ethan Allen to Present at Piper Jaffray Conference;
Comments on Current Business Outlook

DANBURY, CT; June 6, 2005 – Ethan Allen Interiors Inc. (the “Company”) (NYSE: ETH) will be presenting at the Piper Jaffray Consumer Conference at 12:00 pm on June 7, 2005. The webcast of the presentation will be available at http://www.piperjaffray.com/ccwebcast.

In anticipation of being asked to comment on current business trends, Chairman and CEO, Farooq Kathwari, said, “We currently expect revenues and earnings to be within the current range of the analysts’ published expectations. The marketing initiatives that we have implemented, including the “New Casuals” television campaign, are starting to generate positive results as reflected in our May written business.”

Ethan Allen Interiors Inc. is a leading manufacturer and retailer of quality home furnishings. The Company sells a full range of furniture products and decorative accessories through an exclusive network of 310 retail stores in the United States and abroad, of which 123 are Company-owned. Ethan Allen has 12 manufacturing facilities, which include 2 sawmills, located throughout the United States.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and other reports filed with the Securities and Exchange Commission. Management’s discussion in this release contains forward-looking statements relating to future results of the Company. These forward-looking statements are subject to various assumptions, risk and uncertainties, and accordingly, actual results could differ materially from those contemplated by the forward-looking statements.

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